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                                                                  Exhibit (j)(3)

                               CONSENT OF COUNSEL




                We hereby consent to the use of our name and to the references to our Firm under the caption "Counsel" included in the Statements of Additional Information that are included in Post-Effective Amendment No. 57 to the Registration Statement on Form N-1A (Securities Act File No. 33-4806, Investment Company Act File No. 811-4636) of The Galaxy Fund -- New York Municipal Bond Fund and New York Municipal Money Market Fund.



/s/ Willkie Farr & Gallagher
-----------------------------------
Willkie Farr & Gallagher


February 28, 2002
New York, New York